Exhibit 10.5

AMENDED AND RESTATED

ENERGY TRANSFER PARTNERS, L.P.

MIDSTREAM BONUS PLAN

Energy Transfer Company

Transwestern Pipeline

April 18, 2011

1.	PURPOSE OF THE PLAN

The purpose of Amended and Restated Energy Transfer Partners, L.P. Midstream Bonus Plan (as amended from time to time, the “Plan”) is to provide an opportunity for Eligible Employees of Energy Transfer Partners, L.P. (the “Partnership”) to earn annual cash awards through the achievement of pre-established performance goals.

2.	DEFINITIONS

A.	Actual Results means the dollar amount of EBITDA or other applicable financial measure specified for the Budget Target for a Business Unit for a Performance Period actually achieved for such Performance Period as determined by the Partnership following the end of such Performance Period.

B.	Annual Bonus is the cash bonus paid to an Eligible Employee for the Performance Period.

C.	Annual Target Bonus for an Eligible Employee is a percentage of such Employee’s Eligible Earnings and may range from 0% to 100% of Eligible Earnings and is dependent on a number of factors which may include, but are not limited to, employee title, job responsibilities and reporting level. The Partnership may, but is not required to, specify a specific range for an Eligible Employee at any time prior to or during a Performance Period and may adjust any such range so established at any time in its discretion. To the extent the Performance Period is less than, or more than, one year, then the Annual Target Bonus for an Eligible Employee will be prorated.

D.	Annual Target Bonus Pool for a Business Unit for a Performance Period is the aggregate Annual Target Bonus of the Eligible Employees of such Business Unit for such Performance Period.

E.	Bonus Pool Payout Factor for a Business Unit means the multiplier factor applied to the Annual Target Bonus Pool for such Business Unit to determine the Funded Bonus Pool for such Business Unit for the applicable Performance Period. The payout is determined by the comparison of Budget Target for such Business Unit for a Performance Period to Actual Results for such Business Unit for such Performance Period as set forth below:

% of Budget Target	Bonus Pool Payout Factor
>= 110.0	1.20	x
109.9 - 105.0	1.10	x
104.9 - 95.0	1.00	x
94.9 - 90.0	.90	x
89.9 - 80.0	.80	x
79.9 - 70.0	.70	x
69.9 - 50.0	.50	x
< 50.0	.0	x

F.	Budget Target for a Business Unit means the specific dollar amount of EBITDA or other financial measure specified by the Partnership for such Business Unit for such Performance Period.

G.	Funded Bonus Pool for a Business Unit means the Annual Target Bonus Pool for such Business Unit for a Performance Period multiplied by the Bonus Pool Payout Factor for such Business Unit for such Performance Period.

H.	Eligible Earnings means the aggregate regular earnings, plus overtime earnings, if any, received by an Eligible Employee during the Performance Period. For the avoidance of doubt, neither any distribution payments on any Partnership common units received by any Eligible Employee during a Performance Period, nor any other bonus payments received by such Eligible Employee other than regular earnings and overtime earnings shall be included in the calculation of Eligible Earnings.

I.

Performance Period means the measurement period for determination of Budget Target and the calculation of Actual Results. Each Performance Period shall be, in general, a one year period commencing January 1 and concluding December 31st, but may be a shorter or longer period as determined by the Partnership.

J.	EBITDA means earnings before interest, taxes, depreciation and amortization.

K.	Eligible Employee is an employee of a Business Unit eligible to participate in the Plan as determined in the sole discretion of management of such Business Unit.

L.	Business Unit for purposes of the Plan shall mean the Energy Transfer Company, Transwestern Pipeline or any other business unit of the Partnership designated by the Partnership to be included for participation in the Plan.

3.	ANNUAL BONUS PAYMENT

As soon as reasonably practicable following the end of each Performance Period, the Partnership will determine the Annual Target Bonus for each Eligible Employee. The Funded Bonus Pool from which Annual Bonuses are paid to Eligible Employees of such Business Unit shall equal the summation of Annual Target Bonuses of all Eligible Employees of such Business Unit multiplied by the Bonus Pool Payout Factor for such Business Unit. Management of each Business Unit shall determine the amount of the Annual Bonus for each Eligible Employee of such Business Unit from the Funded Bonus Pool for such Business Unit based on employee performance, length of employment and other factors as determined by management of such Business Unit in its sole discretion, provided that the aggregate amount of Annual Bonus payments for such Business Unit relating to a Performance Period shall not exceed, in total, the Funded Bonus Pool for such Business Unit for such Performance Period. Notwithstanding any provision herein, funds allocated under this bonus plan for distribution to employees is 100% discretionary, subject to the final approval of Chief Executive Officer of the Partnership.

4.	OTHER BONUS PAYMENTS

In addition to Annual Bonuses, the Chief Executive Officer will have the discretion to make other bonus payments to one or more Eligible Employees of up to $1.0 million in the aggregate in any calendar year.